Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Registration Statement on Form N-14 of Fidelity Investment Trust: Fidelity Emerging Markets Fund and Fidelity Latin America Fund of our reports dated December 15, 2023, relating to the financial statements and financial highlights, which appear in the above referenced funds’ Annual Reports on Form N-CSR for the years ended October 31, 2023. We also consent to the references to us under the headings “Additional Information About the Funds” and “Experts” in such Registration Statement, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information dated December 30, 2023 for Fidelity Emerging Markets Fund and Fidelity Latin America Fund, which are also incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

May 15, 2024